Exhibit 99.1

Press Release Release date: February 3, 2025

Uniti Group Inc. Completes Inaugural $589 Million Fiber Securitization Notes Offering

Portion of Proceeds from Securitization Notes Offering to be Used to Partially Redeem $125 Million
of 10.50% Senior Secured Notes Due 2028

LITTLE ROCK, Ark. – Uniti Group Inc. (the “Company,” “Uniti,” or “we”) (Nasdaq: UNIT) today announced that Uniti Fiber ABS Issuer LLC and Uniti Fiber TRS Issuer LLC, limited-purpose, bankruptcy remote indirect subsidiaries of Uniti (collectively, the “Issuers”), completed an inaugural $589,000,000 fiber securitization notes offering consisting of $426,000,000 5.9% Series 2025-1, Class A-2 term notes, $65,000,000 6.4% Series 2025-1, Class B term notes and $98,000,000 9.0% Series 2025-1, Class C term notes (collectively, the “Series 2025-1 Term Notes”), each with an anticipated repayment date in April of 2030. The Series 2025-1 Term Notes have a weighted average yield of approximately 6.5%. The Series 2025-1 Term Notes are secured by certain fiber network assets and related customer contracts in the State of Florida and the Gulf Coast region of Louisiana, Mississippi and Alabama. Each Issuer and each Issuer’s direct parent entity and subsidiary are “unrestricted subsidiaries” under Uniti’s credit agreement and the indentures governing Uniti’s outstanding senior notes.

The Series 2025-1 Term Notes are not, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act or any applicable state securities laws.

Uniti used a portion of the net proceeds to repay and terminate its existing ABS bridge facility, and it intends to use the remainder of the net proceeds to fund the partial redemption of its 10.50% senior secured notes due 2028 (the “2028 Notes”) described below and for general corporate purposes, which may include success-based capital investments.

On February 3, 2025, Uniti issued a notice of redemption to redeem $125,000,000 aggregate principal amount of its outstanding 2028 Notes. Uniti will redeem the 2028 Notes called for redemption on February 14, 2025, at a redemption price of 103% of the redeemed principal amount plus accrued interest to, but excluding, the redemption date.

“We are very excited to complete this landmark transaction, which represents the first true enterprise fiber securitization. This transaction, combined with the partial redemption of our secured notes, represent the latest steps in Uniti’s continued efforts to strengthen its balance sheet and lower its cost of capital,” commented Paul Bullington, Senior Vice President, Chief Financial Officer & Treasurer.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of Series 2025-1 Term Notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. In addition, this press release does not constitute a notice of redemption with respect to the 2028 Notes.

ABOUT UNITI GROUP INC.

Uniti, an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of fiber and other wireless solutions for the communications industry.  As of September 30, 2024, Uniti owns approximately 144,000 fiber route miles, 8.7 million fiber strand miles, and other communications real estate throughout the United States. Additional information about Uniti can be found on its website at www.uniti.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact.

Words such as "anticipate(s)," "expect(s)," "intend(s)," “plan(s),” “believe(s)," "may," "will," "would," "could," "should," "seek(s)" and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could have a material adverse effect on our operations and future prospects or which could cause actual results to differ materially from our expectations include, but are not limited to the Company’s and Windstream’s ability to consummate our merger with Windstream on the expected terms or according to the anticipated timeline, the risk that our merger agreement with Windstream (the “Merger Agreement”) may be modified or terminated, that the conditions to our merger with Windstream may not be satisfied or the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the effect of the announcement of our merger with Windstream on relationships with our customers, suppliers, vendors, employees and other stakeholders, our ability to attract employees and our operating results and the operating results of Windstream, the risk that the restrictive covenants in the Merger Agreement applicable to us and our business may limit our ability to take certain actions that would otherwise be necessary or advisable, the diversion of management’s time on issues related to our merger with Windstream, the risk that we fail to fully realize the potential benefits, tax benefits, expected synergies, efficiencies and cost savings from our merger with Windstream within the expected time period (if all all), legal proceedings that may be instituted against Uniti or Windstream following announcement of the merger, if the merger is completed, the risk associated with Windstream’s business, adverse impacts of inflation and higher interest rates on our employees, our business, the business of our customers and other business partners and the global financial markets, the ability and willingness of our customers to meet and/or perform their obligations under any contractual arrangements entered into with us, including master lease arrangements, the ability and willingness of our customers to renew their leases with us upon their expiration, our ability to reach agreement on the price of such renewal or ability to obtain a satisfactory renewal rent from an independent appraisal, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant, the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms or operate and integrate the acquired businesses, or to integrate our business with Windstream’s as a result of the merger, our ability to generate sufficient cash flows to service our outstanding indebtedness and fund our capital funding commitments, our ability to access debt and equity capital markets, the impact on our business or the business of our customers as a result of credit rating downgrades and fluctuating interest rates, our ability to retain our key management personnel, changes in the U.S. tax law and other federal, state or local laws, whether or not specific to real estate investment trusts, covenants in our debt agreements that may limit our operational flexibility, the possibility that we may experience equipment failures, natural disasters, cyber-attacks or terrorist attacks for which our insurance may not provide adequate coverage, the risk that we fail to fully realize the potential benefits of or have difficulty in integrating the companies we acquire, other risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; and additional factors described in our reports filed with the U.S. Securities and Exchange Commission.

Uniti expressly disclaims any obligation to release publicly any updates or revisions to any of the forward-looking statements set forth in this press release to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

INVESTOR AND MEDIA CONTACTS:

Paul Bullington, 251-662-1512

Senior Vice President, Chief Financial Officer & Treasurer

paul.bullington@uniti.com

Bill DiTullio, 501-850-0872

Senior Vice President, Investor Relations & Treasury

bill.ditullio@uniti.com

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